Exhibit 10.18


                                DEED OF HYPOTHEC


BEFORE Mtre. Stephanie Martel, the undersigned Notary for the Province of Quebec, practicing in the City and District of Montreal,

APPEARED:  WESTCON CANADA SYSTEMS (WCSI) INC./ LES SYSTEMES WESTCON CANADA
           (WCSI) INC., a legal person duly constituted under the laws of Canada, having its head office at 1400 - 55th Street, in the City of Montreal, Borough of Lachine, Province of Quebec, H8T 3J8, herein acting and represented by Lynn Smurthwaite-Murphy, its Director, hereunto duly authorized pursuant to a resolution of its directors, a copy of which resolution remaining annexed to the original hereof, after having been acknowledged as true and signed for identification by the said representative, with and in the presence of the said Notary;
                                                         PARTY OF THE FIRST PART


 AND: GENERAL ELECTRIC CAPITAL CANADA INC., a legal person duly constituted, having an office at 11 King Street West, in the City of Toronto, Province of Ontario, M5H 4C7, herein acting as "fonde de pouvoir" for the present and future Debentureholders (as defined below) under Article 2692 of the Civil Code of Quebec and represented by Constantine Troulis, its representative, duly authorized as he so declares;

           Notice of Address of General Electric Capital Canada Inc. having been published at the Register of Personal and Movable Real Rights under number 012652.

                                                        PARTY OF THE SECOND PART

WHICH PARTIES HAVE AGREED, IN THE PRESENCE OF THE UNDERSIGNED NOTARY,
AS FOLLOWS:


1.   INTERPRETATION

1.1 Definitions. All capitalized terms used in this Deed which are not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.. The following words and phrases, wherever used in this Deed shall, unless there be something in the context inconsistent therewith, have the following meanings:


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     1.1.1 "Account Debtor" has the meaning ascribed thereto in Section 7.1.4 hereof.

     1.1.2 "Agent" means General Electric Capital Canada Inc., as fonde de pouvoir under Article 2692 of the Civil Code, the Party of the Second Part, and includes its successors and assigns, in such capacity.

     1.1.3 "American Lenders" has the meaning ascribed thereto in the Credit Agreement.

     1.1.4 "Business" means all of the business and enterprise carried on by the Company through each of its divisions now or in the future, and all goodwill associated with it.

     1.1.5 "Canadian Collateral Agent" has the meaning ascribed thereto in the Credit Agreement.

     1.1.6 "Canadian Lenders" has the meaning ascribed thereto in the Credit Agreement.

     1.1.7 "Civil Code" means the Civil Code of Quebec.

     1.1.8 "Claims" means the universality consisting of all the right, title and interest from time to time in and to all present and future claims directly or indirectly held or enjoyed including, without limitation:

     1.1.8.1 all accounts receivable, book accounts, book debts, loan receivables including principal, interest and accessories, debts, claims, customer accounts, all sums of money, all certificates of deposit, securities, claims arising from or related to deposits made into any savings or other accounts maintained with any bank or other financial institution together with all interest paid or payable thereon, rentals, revenues, income, receivables, sale proceeds, judgements, bills of exchange, bonds, shares, stocks, warrants, debentures, notes, negotiable instruments, certificates of deposit, letters of credit or guarantee, promissory notes, rebates, refunds, amounts owing by or claimable from the Crown or any departments, agents or agencies thereof (but only to the extent that same may be hypothecated pursuant to applicable law), warehouse receipts, bills of lading and any other amounts or demands of every nature and kind howsoever arising, whether or not secured, which are now or become hereafter due or owing;

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     1.1.8.2 all movable and immovable security present or future including all legal or conventional hypothecs and other security held from time to time under or in connection with the foregoing;

     1.1.8.3 the benefit of all representations, warranties, guarantees and indemnities;

     1.1.8.4 all indemnities and insurance proceeds other than those paid under insurance contracts covering rents produced by an immovable property; and

     1.1.8.5 the benefit of all contractors', manufacturers' and suppliers' warranties;

     1.1.9 "Collateral" means the universality of all of the movable property, rights and assets of the Company, present and future, corporeal and incorporeal, of whatsoever nature and wheresoever situated, including, without limitation, all of its Claims, investment property, Contracts, Equipment, Intellectual Property, Inventory, Securities, Title Documents, Records, Proceeds and Intercompany Collateral.

     1.1.10 "Company" means WESTCON CANADA SYSTEMS (WCSI) INC./LES SYSTEMES WESTCON CANADA (WCSI) INC., the Party of the First Part.

     1.1.11 "Confidential Information" means the trade secrets, confidential information and confidential know-how in which the Company now or hereafter has an interest. Confidential Information includes, without limitation, the following aspects of the Business:

     1.1.11.1 all unpatented inventions;

     1.1.11.2 all customer and supplier lists for the Business;

     1.1.11.3 all unpublished studies and date, prototypes, drawings, design and construction specifications and production, operating and quality control manuals used in the Business;

     1.1.11.4 all marketing strategies and business plans;

     1.1.11.5 all current or proposed business opportunities; and

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     1.1.11.6 all documents, materials and media embodying other items of
     Confidential Information.

     1.1.12 "Copyrights" means all copyrights that the Company now or hereafter owns. Copyrights include:

     1.1.12.1 all registrations and applications that have been or shall be made or filed in the Canadian Copyright Office or any similar office in any country and all records thereof and all reissues, extensions or renewals thereof; and

     1.1.12.2 all other rights in the above.

     1.1.13 "Contracts" means the universality consisting of all the right, title and interest of the Company from time to time in and to all present and future agreements, contracts, leases, undertakings, options, licenses, permits or other documents and instruments to which the Company is or may become a party or to the benefit of which the Company is or may become entitled and the benefit of all covenants, obligations, agreements, representations, warranties and undertakings in favour of the Company relating to any part of the Collateral and all extensions, amendments, renewals or substitutions thereof or therefor which may hereafter be effected or entered into and all benefits of the Company to be derived therefrom;

     1.1.14 "Credit Agreement" means the Credit Agreement dated on or about the ninth (9th) day of June, two thousand three (2003) between the Company and Westcon Group North America, Inc., as borrowers, Westcon Group, Inc., as obligor, the American Lenders and the Canadian Lenders thereunder from time to time, General Electric Capital Corporation, as American Collateral Agent, and the Canadian Collateral Agent, among others, as the said agreement may be amended, restated, supplemented or otherwise modified from time to time.

     1.1.15 "Debentureholder" means a person entered as a holder of Debentures in the register maintained for that purpose by the Agent.

     1.1.16 "Debentures" means the debentures which have been or may be issued hereunder.


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     1.1.17 "Deed", "herein", "hereby", "hereof", "hereunder" and similar expressions refer to this deed of hypothec and include any and every deed of hypothec, application for registration ("requisition d'inscription") or other instrument of charge which is supplementary or ancillary hereto or in implementation hereof, and "charge hereof" and similar expressions mean the security constituted hereby or by any such instrument.

     1.1.18 "Designs" means all industrial designs, design patents and other designs that the Company now or hereafter owns. Designs include:

     1.1.18.1 all registrations and applications that have been or shall be made or filed in the Canadian Industrial Design Office or any similar office in any country and all records thereof and all reissues, extensions or renewals thereof; and

     1.1.18.2 all other rights in the above.

     1.1.19 "Equipment" means the universality of all present and future equipment and machinery, of whatever kind and wherever situate, including, without limitation, all machinery, equipment, tools, apparatus, furniture, fixtures, and vehicles of whatsoever nature or kind, and all parts, additions, replacements, substitutions and accessions thereto or therefor.

     1.1.20 "Event of Default" means any failure by the Company (a) to pay the Debentures when due or to comply with any of its obligations under this Deed, or (b) the occurrence of an Event of Default or an Incipient Default (as such terms are defined in the Credit Agreement).

     1.1.21 "Intellectual Property" means all Confidential Information, Copyrights, Designs, Licence Agreements, Patents, Software, Topographies of Integrated Circuits and Trade-marks.

     1.1.22 "Intercompany Collateral" means any and all hypothecs and other security interests in all movable property including, without limitation, all Equipment, Inventory, Claims, investment property, incorporeal property and Proceeds securing the payment and performance by any Borrower or any Subsidiary of the Company or of any Borrower (direct or indirect) of their respective obligations,

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     liabilities and indebtedness of every kind, nature and description owing by any Borrower or any Subsidiary of the Company or of any Borrower (direct or indirect) to the Company, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated.

     1.1.23 "Inventory" means the universality of inventory, both present and future, including, without limitation, all raw materials, work in progress or materials used or consumed in the business and all other goods, and all products and by-products thereof or derived therefrom, manufactured, produced or purchased for sale, lease or resale, or procured for such manufacture, production, sale, lease or resale and all goods, wares and merchandise used in or procured for the packing or shipping of any of the foregoing, and all the goods, wares and merchandise and all products and by-products thereof or derived therefrom, so manufactured, produced or purchased for sale, lease or resale.

     1.1.24 "Licence Agreements" means the Licensor Licence Agreements and the Licensee Licence Agreements.

     1.1.25 "Licensee Licence Agreements" means all agreements pursuant to which the Company has obtained rights or an option to acquire rights to use any copyright, patent, trade-mark, industrial design, confidential information or other intellectual or industrial property owned by a Person.

     1.1.26 "Licensor Licence Agreements" means all agreements pursuant to which the Company has granted to a Person rights or an option to acquire rights to use any Copyright, Patent, Trade-mark, Design, Confidential Information or other intellectual or industrial property owned by the Company or licensed to the Company.

     1.1.27 "Liens" has the meaning ascribed thereto in the Credit Agreement.

     1.1.28 "Loan Documents" has the meaning ascribed thereto in the Credit Agreement.
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     1.1.29 "Patents" means all patents, letters patent of invention and all applications for patents, letters patent, renewals, reissues, extensions, divisions, continuations and continuations-in-part thereof which the Company now or hereafter owns. Patents include:

     1.1.29.1 all registrations and applications that have been or shall be made or filed in the Canadian Patent Office or any similar office in any country and all records thereof and all reissues, extensions or renewals thereof; and

     1.1.29.2 all other rights in the above.

     1.1.29.3 "Permitted Liens" has the meaning ascribed thereto in the Credit Agreement.

     1.1.30 "Person" includes an individual, corporation, legal person, partnership, joint venture, trust, unincorporated organization, the Crown or any agency or instrumentality thereof or any other entity recognized by law other than the Company and the Agent.

     1.1.31 "Proceeds" means identifiable or traceable movable property in any form derived directly or indirectly from any dealing with the Collateral or the proceeds therefrom, including any payment or right to a payment or insurance representing an indemnity or compensation for loss of or damage to the Collateral or any part thereof or proceeds therefrom.

     1.1.32 "Records" means the universality of all present and future deeds, documents, books, manuals, papers, letters, invoices, writings and data (electronic or otherwise) recording, evidencing or relating to the Collateral or any part thereof, including all copies and representations of the Intellectual Property in any form now known or in the future developed or discovered including, without limitation, those on paper, magnetic and optical media, and all working papers, notes, charts, drawings, materials and diagrams created in the process of developing the Intellectual Property.

     1.1.33 "Securities" means the universality consisting of all the right, title and interest of the Company from time to time in and to all shares, limited partnership units, trust units, stock, warrants, bonds, debentures, debenture stock and other
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     security in which the Company now or hereafter has an interest, and any part thereof.

     1.1.34 "Software" means all computer programs and databases and portions of each of the foregoing owned by the Company in whatever form and on whatever medium those programs or databases are expressed, fixed, embodied or stored from time to time, and the copyright therein. Software includes both the object code and source code versions of each such program and portions thereof and all corrections, updates, enhancements, translations, modifications, adaptations and new versions thereof together with both the media upon or in which such programs, databases and portions thereof are expressed, fixed, embodied or stored (such as disks, diskettes, tapes and semiconductor chips) and all flow charts, manuals, instructions, documentation and other material relating thereto.

     1.1.35 "Title Documents" means warehouse receipts and similar documents of title relating to Inventory.

     1.1.36 "Topographies of Integrated Circuits" means all topographies of integrated circuits that the Company now or hereafter owns. Topographies of Integrated Circuits include:

     1.1.36.1 all registrations and applications that have been or shall be made or filed in the register maintained under Section 15 of the Integrated Circuit Topography Act (Canada) or any similar register or office in any country and all records thereof and all reissues, extensions or renewals thereof; and

     1.1.36.2 all other rights in the above.

     1.1.37 "Trade-marks" means all trade-marks that the Company now or hereafter owns. Trade-marks include:

     1.1.37.1 trade-marks, both registered and unregistered;

     1.1.37.2 designs, logos, indicia, trade-names, corporate names, company names, business names, trade styles and other source or business identifiers;

     1.1.37.3 fictitious characters;
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     1.1.37.4 prints and labels on which any of the foregoing have appeared or appear or shall appear;

     1.1.37.5 all registrations and applications that have been or shall be made or filed in the Canadian Trade-marks Office or any similar office in any country and all records thereof and all reissues, extensions, or renewals thereof; and

     1.1.37.6 all goodwill associated with or symbolized by any of the above and all common law and other rights in the above.

1.2 Reference herein to amounts of money or to currency shall mean lawful money of Canada.

1.3 Words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine gender and words importing persons shall include firms, associations and corporations and vice versa where the context so requires.

2.   ISSUE OF DEBENTURES

2.1 The Debentures which may be issued and outstanding under this Deed are limited to a principal amount of TWENTY MILLION DOLLARS (CDN.$20,000,000), in lawful money of Canada, and may be created and issued as the director(s) of the Company may determine.

2.2 The Debentures shall be substantially in the form set out in Schedule "B" of this Deed.

2.3 The Debentures shall bear the date of their issue and shall be payable at the place indicated therein or at any other place subsequently designated by the Agent. The Debentures shall bear interest from the date of their issuance, both before and after maturity, at the rate of twenty-five percent (25%) per annum. The principal and interest of the Debentures shall be payable on demand, with interest on overdue interest at the aforementioned rate.

2.4 The Debentures may be signed by any officer or director of the Company or any other person designated by the director(s) of the Company.

2.5 The execution of the Debentures by the Company shall constitute conclusive evidence that the Debentures have been issued hereunder but shall not be construed as a representation or warranty by the
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Agent as to the validity of this Deed, the security constituted hereby or the
Debentures, and the Agent shall in no way be liable for the use made of the Debentures or the proceeds thereof. So long as Debentures are outstanding, the Company shall not issue additional Debentures without the Agent's prior written consent.

2.6 The Debentures may be hypothecated, pledged or assigned by the Company as security for any indebtedness or any other obligations, direct or indirect, present or future, of the Company or any other Person, or may be sold or otherwise alienated. In the event of such hypothec, pledge or assignment, the extinction of the underlying indebtedness or obligation shall not constitute payment of the Debentures.

2.7 All Debentures shall benefit equally and rateably from the security constituted hereunder.

2.8 The Agent shall cause to be kept at its office located at its address indicated on the first page of this Deed (or at such other address as the Agent may indicate in a notice to the Debentureholders) a register in which shall be entered the name and address of each of the Debentureholders. No transfer of Debentures shall be valid unless made on such register and upon compliance with such reasonable requirements as the Agent may prescribe. The registered holder of a Debenture shall be deemed to be the owner thereof for all purposes of this Deed.

Upon request from a Debentureholder and subject to such reasonable requirements as the Agent may prescribe, including an appropriate indemnity by such Debentureholder to the Agent and the Company, the Company shall issue and deliver a new Debenture certificate in place of a Debenture certificate requiring replacement by reason of such certificate having been lost, mutilated or destroyed or for any other reason.

3.   CHARGING PROVISIONS

3.1 As continuing security for the due payment of the Debentures and the due payment and performance of all present and future obligations of the Company under this Deed, the Company does hereby hypothecate the Collateral in favour of the Agent in its capacity as "fonde de pouvoir" of the present and future Debentureholders for the sum of TWENTY MILLION DOLLARS (CDN.$20,000,000), in lawful money of Canada, together with interest thereon at the rate of twenty-five percent (25%) per annum from the date hereof.

3.2 The Company shall not alienate, hypothecate, dispose of or permit any encumbrance or charge on the Collateral or any part thereof,
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without the Agent's prior written consent except as permitted under the Credit
Agreement.

3.3 The hypothec hereby made and created is continuing security and shall have effect and subsist whether or not the moneys thereby secured or any part thereof shall be advanced before or after or upon the date of execution or registration hereof. The hypothec created herein will subsist notwithstanding any fluctuation or repayment of the obligations hereby secured. The Company shall be deemed to obligate itself again, as provided in Article 2797 of the Civil Code, with respect to any future obligation hereby secured.

3.4 The Company shall be responsible for any taxes which may be a component of the Claims or which have been levied or charged in respect of the underlying goods or services which gave rise to such Claims and shall immediately reimburse the Agent for any such taxes which the Agent is required to pay or to remit to a taxation authority.

3.5 If any of the Collateral may not be assigned, subleased, charged or encumbered without the leave, license, consent or approval of the applicable counterparty, a governmental authority or any other person, the hypothec created hereby on any such property shall be under the suspensive condition of obtaining such leave, license, consent or approval.

4.   PROVISIONS APPLICABLE TO CLAIMS AND SECURITIES

4.1 The Agent authorizes the Company to collect when due the capital falling due of, and any revenues of, any of the Claims until the Agent shall have given the Company a notice withdrawing such authorization, whereupon the Agent shall immediately have the right to collect all such capital and revenues. This notice of withdrawal may be given and/or registered or published in respect of all or any part or parts of the Claims at any time after the occurrence of an Event of Default.

4.2 The Company waives any obligation the Agent may have to inform the Company of any irregularity in the payment of any sums exigible on any Claims or rights.

4.3 The Company shall from time to time on request of the Agent deliver to the Agent, or permit the Agent or its officers, mandataries or agents access to its premises for the purpose of examining and making copies of, all books and accounts, letters, invoices, papers, agreements, negotiable instruments, documents of title, hypothecs and other documents in any way evidencing or relating to all or any of the Claims forming part of
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the Collateral and shall otherwise assist the Agent and furnish the Agent with all information which may assist the Agent in the collection thereof.

4.4 Until the occurrence of an Event of Default and subject to the terms of this Deed and the Credit Agreement, the Company is entitled to receive dividends or other distributions, vote the Securities and give consents, waivers and ratifications in respect thereof, provided however, that no such action shall be taken which would impair the effectiveness of the hypothec created hereby or the value of the Securities or which would be inconsistent with or violate the provisions of this Deed or any other Loan Document.

4.5 Upon the occurrence of an Event of Default the Agent may elect by written notice to the Company and to an officer of the issuer of the Securities, that all or part of the rights of the Company in the Securities including, without limitation, the right to vote, give consents, waivers or ratifications and take other actions and receive dividends or other distributions, shall cease, and upon such election all such rights shall become vested in the Agent or as it may direct.

5.   DEFAULTS AND RECOURSES

5.1 The Company shall be in default hereunder upon the occurrence of an Event of Default.

5.2 Upon the occurrence of an Event of Default, the Agent shall be entitled to exercise any and all recourses available to the Agent under applicable law and may realize on the hypothec created hereunder, including enforcing the hypothecary rights provided in the Civil Code. The Agent shall only be required to exercise reasonable care in the exercise of its rights or recourses and, in any event, shall only be liable for its intentional or gross fault.

5.3 The Company shall be in default, within the meaning of Article 1594 of the Civil Code, by the mere lapse of time for fulfilling obligations hereunder, without the necessity of any notice or demand.

5.4 Upon the occurrence of an Event of Default, the Company agrees to assemble the Collateral and make such Collateral available to the Agent at a place where the Agent shall reasonably select, whether at the premises of the Company or elsewhere.

6.   RIGHTS OF THE AGENT

6.1 The Company hereby constitutes and appoints the Agent as its irrevocable mandatary, with full power of substitution, in order to
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perform upon the occurrence of an Event of Default any act and sign any document necessary or useful to the exercise of the rights and recourses conferred upon the Agent hereunder. In the event the Agent delegates to another Person the exercise of its rights or recourses arising from this Deed, the Agent may provide that Person with any information it may have concerning the Company or the Collateral.

6.2 Without limiting the generality of Section 6.1 above, the Company agrees that the Agent may, during the enforcement of the security created hereunder, but is not obliged to:

     6.2.1 cease or continue the use or operation of the Collateral, including, without limiting the generality of the foregoing:

     6.2.1.1 sign any lease, service contract, management contract, renew, cancel or resiliate them and execute any deed on behalf of the Company;

     6.2.1.2 maintain, repair or renovate the Collateral, undertake or complete all construction work at the expense of the Company;

     6.2.1.3 pay on behalf of the Company any third person having claims against the Collateral;

     6.2.2 dispose of any of the Collateral likely to perish or to rapidly depreciate or decrease in value;

     6.2.3 fulfil any of the undertakings of the Company relating to the Collateral;

     6.2.4 use, administer and exercise any right pertaining to the Collateral;

     6.2.5 use the premises where the Collateral is located; and/or

     6.2.6 exercise any right attached to the shares or other securities included in the Collateral, including any right to vote and any right to conversion or redemption.

6.3 The Agent may, at any time, but is not obliged to, cause itself to be registered as the holder of the Securities.
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6.4  If, at any time, the Agent has possession of the Collateral, it shall have no obligation to maintain the use for which the Collateral is normally intended, to make it productive nor to continue its use or operation. The Agent shall not be bound to make an inventory, to take out insurance or to furnish any other security. Where the Collateral is in the possession of the Agent, the Company shall be deemed to have surrendered such Collateral, if, within the delays granted by law or by a tribunal to surrender the Collateral, the Agent has not received written notice from the Company to the effect that it is opposed to the exercise of the hypothecary recourse set forth in the prior notice.

6.5 In the event of a waiver by the Agent of its recourses, hypothec or other rights against the Collateral, the Agent may, in its discretion, if the Collateral has been surrendered to it, return the remaining Collateral to the Company, without any warranty or representation, express, tacit or implied, on the part of the Agent, but without prejudice to the other rights and recourses of the Agent or the Debentureholders.

6.6 In the event the Agent exercises its hypothecary recourse of taking in payment and the Company requires the Agent to sell the Collateral, the Company acknowledges that the Agent shall not be disturbed in, or required to renounce to or abandon, its recourse of taking in payment unless, before the expiration of the time limit to surrender, the Agent (i) shall have received security, which it deems satisfactory, to the effect that the sale will be made at a price high enough for the Debentureholders and the Agent to be paid their debt in full, (ii) shall have been reimbursed the costs incurred by it and (iii) shall have been advanced all amounts necessary for the sale of the Collateral.

6.7 In the event that, during the enforcement of the security created hereunder, the Agent sells the Collateral, the Agent will not be required to obtain a prior appraisal from a third party.

6.8 The Company agrees that in the event of a public sale or other sale of the Collateral, following the enforcement of the security created hereunder, the Agent and any Debentureholder shall, to the extent permitted by law, have the right to purchase the whole or any part of the Collateral so sold free of any rights, including any right of redemption by the Company, which rights are hereby waived and released by the Company.

6.9 While exercising its right to sell the Collateral, the Agent may choose to sell the Collateral with legal warranty or with complete or partial exclusion of such warranty.
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7.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

7.1 The Company represents and warrants, and, so long as this Deed is in effect, shall be deemed continuously to represent and warrant that:

     7.1.1 the Company is the owner of the Collateral free of all security interests or other encumbrances, except the Permitted Liens;

     7.1.2 the Company is authorized to enter into this Deed;

     7.1.3 any and all corporate names (including French versions thereof), trade names, division names, assumed names or other names under which the Company transacts any part of the Business are specified in Schedule "A" hereto; the locations where Collateral is stored or located are specified on Schedule "A" hereto; and the Company's records concerning the Collateral are kept at one of the addresses specified above;

     7.1.4 each Claim is genuine and enforceable in accordance with its terms against the party obligated to pay such claims ("Account Debtor"); and no Account Debtor has any defense, setoff, claim or counterclaim against the Company which can be asserted against any Canadian Lender or the Canadian Collateral Agent, whether in any proceeding to enforce the Collateral or otherwise;

     7.1.5 the amounts represented from time to time by the Company to the Canadian Collateral Agent as owing by each Account Debtor or by all Account Debtors will be and are the correct amounts actually and unconditionally owing by such Account Debtor or Debtors individually and in the aggregate, except for normal cash discounts where applicable;

     7.1.6 each instrument and each document constituting Collateral is genuine and in all respects what it purports to be;

     7.1.7 any Collateral which is Inventory is located at one of the addresses specified on Schedule "A" hereto; and

     7.1.8 all Inventory purchased by the Company is purchased free and clear of any and all Liens and other adverse claims other than unpaid suppliers' rights to repossess goods under Section 81.1 of the Bankruptcy and Insolvency Act (Canada) and such suppliers' substantially similar rights under the Civil Code of Quebec;

8.   COVENANTS

8.1  So long as this Deed is in effect, the Company:

     8.1.1 will defend the Collateral against the claims and demands of all other parties, including, without limitation, defenses, setoffs, claims and counterclaims asserted by any Account Debtor against the Company, any Canadian Lender or the Canadian Collateral Agent, except, as to Inventory, purchasers and lessees in the ordinary course of the Business; will keep the Collateral free from all security interests or other encumbrances, except for Permitted Liens; and will not sell, transfer, lease, assign, deliver or otherwise dispose of any Collateral or any interest therein without the prior written consent of the Canadian Collateral Agent, except that, until the occurrence of an Event of Default, the Company may sell or lease Inventory in the ordinary course of the Business;

     8.1.2 will send to the Canadian Collateral Agent financial statements and reporting regarding the Collateral in accordance with the terms of the Credit Agreement; will keep, in accordance with generally accepted accounting principles consistently applied, accurate and complete books and records, including, without limitation, records concerning the Collateral; at the Canadian Collateral Agent's request, will mark any and all such books and records to indicate the hypothec created hereby; will permit the Canadian Collateral Agent or its representatives or agents to inspect the Collateral and to audit and make extracts from or copies of such books and records and any of the Company's ledgers, reports, correspondence or other books and records; and will duly account to the Canadian Collateral Agent's satisfaction, at such time or times as the Canadian Collateral Agent may require, for any of the Collateral; with respect to any books and records which are situate in the province of Quebec, will keep a duplicate copy of its accounting records in electronic form at the offices of Westcon Group, Inc. located in Eastchester, New York; 8.1.3 will send to the Canadian Collateral Agent upon demand, all documents (duly endorsed to the Canadian Collateral Agent) constituting, representing or relating to the Collateral or any part thereof, and any schedules, invoices, shipping documents, delivery receipts, purchase orders, contracts or other documents representing or relating to the Collateral or any part thereof;

     8.1.4 will notify the Canadian Collateral Agent promptly in writing of any change in the Company's chief executive office or principal place of business, registered office according to its constating documents, domicile (within the meaning of the Civil Code of Quebec) or any warehouses or premises where the Collateral is stored or located, any change in the address at which records concerning the Collateral are kept and any change in the Company's name, identity or corporate or other structure or form or jurisdiction of organization;

     8.1.5 will not, without the Canadian Collateral Agent's written consent, make or agree to make any alteration, modification or cancellation of, or substitution for, or credits, adjustments or allowances on Claims; will send to the Canadian Collateral Agent, on request, all credit and other information respecting the financial condition of any Account Debtor; and will notify the Canadian Collateral Agent promptly of any default by any Account Debtor in payment or other performance of obligations with respect to any Collateral;

     8.1.6 will keep the Collateral in good condition and repair; and will not use the Collateral in violation of any provisions of this Deed, of any applicable statute, regulation or ordinance or of any policy insuring the Collateral;

     8.1.7 will pay all taxes, assessments and other charges of every nature which may be imposed, levied or assessed against the Company or any of the Company's assets, prior to the date of attachment of any penalties or liens with respect thereto (other than liens attaching prior to payment becoming due, if payment is made when due);

     8.1.8 will insure the Collateral against risks, in coverage, form and amount, and by insurer, in accordance with the provisions of the Credit Agreement and otherwise satisfactory to the Canadian Collateral Agent, and will cause each policy to be payable to the Canadian Collateral Agent as a named insured or loss payee, as its interest may appear, and deliver each policy or certificate of insurance, as the case may be, to the Canadian Collateral Agent;

     8.1.9 will prevent the Collateral or any part thereof from being or becoming an accession to other goods not covered by this Deed;

     8.1.10 in connection herewith, will authorize or otherwise execute and deliver to the Canadian Collateral Agent such deeds of hypothec, applications, financing statements, assignments and other documents and do such other things relating to the Collateral and the hypothec as the Canadian Collateral Agent may reasonably request, including, without limitation, taking such steps as the Canadian Collateral Agent may reasonably request for the Canadian Collateral Agent (i) to obtain an acknowledgment, in form and substance reasonably satisfactory to the Canadian Collateral Agent, of any third party having possession of any of the Collateral, stating that the third party holds possession of such Collateral on behalf of the Canadian Collateral Agent, (ii) to obtain "control" of any investment property, deposit accounts or letter-of-credit rights, with any agreements establishing control to be in form and substance satisfactory to the Canadian Collateral Agent and (iii) otherwise to ensure the continued opposability, perfection and priority of the Canadian Collateral Agent's security interest in any of the Collateral and of the preservation of its rights therein and pay all costs of title searches and filing or publishing applications, financing statements (or applicable similar instruments) and other documents in all public offices requested by the Canadian Collateral Agent; and pay all costs of title searches and filing financing statements, assignments and other documents in all public offices requested by the Canadian Collateral Agent; and will not, without the prior written consent of the Canadian Collateral Agent, file or authorize or permit to be filed or published in any public office any application, financing statement (or applicable similar instruments) naming the Company as debtor and not naming the Canadian Collateral Agent as secured party, other than Permitted Liens.

     8.1.11 will not place the Collateral in any warehouse which may issue a negotiable document with respect thereto;

     8.1.12 will not place the Collateral with any third party who has not previously (i) acknowledged the Canadian Collateral Agent's security interest in such Collateral and (ii) provided an authenticated record, in form and substance satisfactory to the Canadian Collateral Agent, acknowledging that such third party holds possession of the collateral for the benefit of the Canadian Collateral Agent;

     8.1.13 will cooperate with the Canadian Collateral Agent in obtaining control of collateral consisting of Claims including, but not limited to, entering into one or more control agreements or assignments, as the Canadian Collateral Agent may request;

     8.1.14 the Company will not sell, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so except as permitted by the Credit Agreement;

     8.1.15 in any suit, proceeding or action brought by the Canadian Collateral Agent or any Lender relating to any Collateral for any sum owing with respect thereto or to enforce any rights or claims with respect thereto, the Company will save, indemnify and keep the Canadian Collateral Agent and the Canadian Lenders harmless from and against all expense (including reasonable legal fees and expenses), loss or damage suffered by reason of any defence, set-off, counterclaim, recoupment or reduction of liability whatsoever of the Account Debtor or other Person obligated on the Collateral, arising out of a breach by the Company of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favour of, such obligor or its successors from the Company, except in the case of the Canadian Collateral Agent or any Canadian Lender, to the extent such expense, loss, or damage is attributable solely to the gross negligence or wilful misconduct of the Canadian Collateral Agent or such Canadian Lender as finally determined by a court of competent jurisdiction. All such obligations of the Company shall be and remain enforceable against and only against the Company and shall not be enforceable against the Canadian Collateral Agent or any Canadian Lender;

     8.1.16 the Company will advise the Canadian Collateral Agent promptly, in reasonable detail, (i) of any Lien (other than Permitted Liens) or claim made or asserted against any of the Collateral, and (ii) of the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder or under any other Loan Document; and

     8.1.17 without limiting any of the Company's other obligations under any other Loan Document, and for greater certainty, the Company agrees to pay and remit to the Canada Customs and Revenue Agency and any other applicable Governmental Authority when due all Canadian withholding taxes exigible in respect of any transfers from the Blocked Accounts (or any other accounts pledged in favour of the Canadian Collateral Agent) to any Canadian Collection Account. Upon request from the Canadian Collateral Agent, the Company shall provide to the Canadian Collateral Agent the original or a certified copy of a receipt evidencing such payment or, if such taxes are not exigible on any such transfer, a reasonably detailed explanation (with reference to the type of intercompany transaction to which the transfer/payment relates) therefor.

8.2 Verification of Collateral. To the extent not inconsistent with the Credit Agreement, the Canadian Collateral Agent shall have the right to verify all or any Collateral in any manner and through any medium the Canadian Collateral Agent may consider appropriate, and the Company agrees to furnish all assistance and information and perform any acts which the Canadian Collateral Agent may require in connection therewith and to pay all of the Canadian Collateral Agent's costs therefor.

8.3 Power of Attorney. The Company appoints any officer or director of the Agent to be its irrevocable mandatary in accordance with the Civil Code with full power of substitution and to do on the Company's behalf anything that the Company can lawfully do by a mandatary to preserve and protect the Collateral and to carry out the Company's obligations under this Deed. This mandate is irrevocable until the release or discharge of the security created under this Deed but shall not be exercised by the Agent unless an Event of Default has occurred and is continuing.

9.   ASSIGNMENT OF INTELLECTUAL PROPERTY

     Upon receiving written demand from the Agent after an Event of Default has occurred and is continuing, the Company shall assign or license the Intellectual Property to whomever the Agent directs, including to the Agent. The Company appoints any officer or director of the Agent to be its mandatary in accordance with the Civil Code with full power of substitution and to do on the Company's behalf anything that is required to so assign, license or transfer, and to record any assignment, license or transfer of, the Intellectual Property. This mandate is irrevocable until the release or discharge of the security created under this Deed.

10.  LICENCE AGREEMENTS

10.1 The Company Remains Liable. Notwithstanding any other provision in this Deed and the other Loan Documents, the Company shall remain liable under all Licence Agreements. The Company shall perform all of its duties and obligations thereunder just as if this Deed had not been executed. The Company shall not be released from any of its duties or obligations under the Licence Agreements by the exercise of any rights by the Agent. The Agent shall not have any obligation or liability under the Licence Agreements by reason of this Deed, nor shall the Agent be obliged to perform any of the obligations or duties of the Company thereunder or to take any action to collect or enforce any claim for payment assigned or hypothecated hereunder. The rights and powers conferred on the Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.

11.  THE AGENT

11.1 The Agent shall hold the hypothec granted pursuant to this Deed for the benefit of the Debentureholders and shall act as their agent in the exercise of the rights conferred hereunder. The Agent shall be considered a "fonde de pouvoir" of the Debentureholders within the meaning of Article 2692 of the Civil Code. The Agent may perform any act necessary to the performance of its duties.

11.2 Any person who becomes a Debentureholder shall benefit from the provisions hereof and the appointment of the Agent as agent for the Debentureholders and, upon becoming a Debentureholder, irrevocably authorizes the Agent to perform such functions. Each Debentureholder, by its acceptance thereof (a) acknowledges that the first issue of a Debenture has been or may be purchased from the Company by the Agent, by underwriting, purchase, subscription or otherwise and (b) waives any right it may have under Section 32 of the Act respecting the special powers of legal persons.

11.3 No Debentureholder may exercise individually any rights conferred on the Agent (unless the Agent is also the sole Debentureholder).

11.4 The Agent shall have the right to proceed in its name as Agent hereunder in the enforcement of the security hereby constituted by any remedy provided by law. The Agent may, before exercising any remedy, require the Debentureholders to deposit the Debentures with the Agent, for which Debentures the Agent shall issue a receipt. The obligation of the Agent to exercise any remedy shall be conditional upon the Debentureholders furnishing the Agent, when required in writing by the latter, sufficient funds for such purpose and an indemnity which the Agent considers reasonable to cover the Agent against any costs, expenses, borrowings, advances and fees of the Agent and against all liability which the Agent may incur.

11.5 No person dealing with the Agent or its agents need inquire whether the security hereby constituted has become enforceable or whether the powers which the Agent is purporting to exercise have become exercisable.

11.6 The Agent is only required to exercise reasonable care in the exercise of its rights and the performance of its obligations and, in any event, is only liable for its intentional fault or gross negligence.

11.7 The Agent may delegate the exercise of its rights or the performance of its obligations hereunder to another person including a Debentureholder. In that event, the Agent may furnish that person with any information it may have concerning the Company or the Collateral. The Agent shall not be responsible for damages resulting from such delegation or from any fault committed by such delegate.

11.8 The rights of the Agent hereunder shall benefit any successor of the Agent, including any person resulting from the amalgamation of the Agent with any other person.

11.9 The Agent shall be under no duty to take any discretionary action permitted to be taken by it hereunder or pursuant to applicable law.

11.10 The Agent may exercise all of its rights hereunder without possession of the Debentures and without having to produce same in support of any judicial proceeding or trial in connection therewith.

11.11 The Agent may at any time resign hereunder upon not less than thirty (30) days notice in writing to the Company and to the Debentureholders or upon such shorter notice as the Debentureholders may accept; the Debentureholders may then appoint a new agent. The

Debentureholders may also remove the Agent and appoint a new agent in its place and stead, upon not less than thirty (30) day notice in writing to the Agent and to the Company. Such new agent, without further act, shall be vested with and have the rights and powers granted to the Agent hereunder and shall be subject in all respects to the conditions and provisions hereof.

12.  SCHEDULES

12.1 The following is Schedule "A" referred to in this Deed:

     LOCATIONS WHERE COLLATERAL IS LOCATED

     - 1400 - 55th Street, City of Montreal, Borough of Lachine, Province of Quebec, H8T 3J8

     -    2950 Skymark Avenue, Mississauga, Ontario, L4W 4L5

     OTHER NAMES UNDER WHICH THE COMPANY TRANSACTS BUSINESS

     Nil

12.2 The following is Schedule "B" referred to in this Deed:

                                   DEBENTURE

CANADA                                                        No.: 1
PROVINCE OF QUEBEC Cdn.                                       $20,000,000


     WESTCON CANADA SYSTEMS (WCSI) INC./LES SYSTEMES WESTCON CANADA (WCSI) INC., a body corporate duly incorporated under the laws of Canada, having its head office at the City of Montreal, Borough of Lachine, Province of Quebec (hereinafter called the "Company"), for value received, promises to pay, on demand, but subject to the terms and conditions set out in the Credit Agreement (as defined in the Deed of Hypothec hereinafter mentioned), to General Electric Capital Canada Inc. in its capacity as Canadian Collateral Agent for the Canadian Lenders (as defined in the Deed of Hypothec hereinafter mentioned) and for itself as Canadian Collateral Agent (the "Agent") or to its order, at its office located at 11 King Street West, in the City of Toronto, Province of Ontario, M5H 4C7, the sum of TWENTY MILLION DOLLARS (Cdn.$20,000,000) in lawful money of Canada, with interest thereon from the date hereof at the rate of TWENTY-FIVE per cent (25%) per annum, both before and after maturity, with interest on overdue interest at the same rate.

     This Debenture is issued under and secured by a Deed of Hypothec (the "Deed of Hypothec") bearing the date of June 12, 2003 executed by the Company in favour of the Agent as fonde de pouvoir for the Debentureholders, and this Debenture is subject to, and its holder is bound by, the provisions of the Deed of Hypothec.

     This Debenture may be transferred by its holder upon compliance with the provisions of the Deed of Hypothec.

     IN WITNESS WHEREOF the Company has caused this Debenture to be signed by its undersigned representative(s) and to be dated the 12th day of June, 2003.


                                                 WESTCON CANADA SYSTEMS (WCSI)
                                                 INC./LES SYSTEMES
                                                 WESTCON CANADA (WCSI) INC.


                                           Per:  /s/ Lynn Smurthwaite-Murphy
                                                 ---------------------------
                                                 Name:  Lynn Smurthwaite-Murphy
                                                 Title: Director


13.  GENERAL PROVISIONS

13.1 This Deed shall not operate as a novation of the obligations of the Company and, subject to the terms of the Pledge of Debenture dated on or about June 12, 2003 between the Company and the Agent and the Canadian Lenders, the rights and recourses of the Agent hereunder are in addition to and not in substitution for and are without prejudice to any other rights, recourses or security held by or available from time to time to the Agent or the Debentureholders in respect of the obligations of the Company.

13.2 The Agent may grant extensions of time, take and give up security, accept compromises, grant releases and discharges and otherwise deal with the Company, with other parties and with the Collateral as it may see fit without prejudice to the liability of the Company or the rights of the Agent and Debentureholders in respect of the security hereby constituted.

13.3 Each provision of this Deed shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Deed shall be prohibited by or invalid under any applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Deed.

13.4 In the event of inconsistency or contradiction between the provisions of this Deed and those of the Credit Agreement, the provisions of the Credit Agreement shall prevail except that the provisions hereof shall prevail insofar as they relate to the creation and enforcement of the hypothec created hereby. More particularly, to the extent that any representation, covenant or other provision contained in this Deed is at any time inconsistent with or covers substantially the same subject matter as any term, condition, representation, covenant or other provision contained in the Credit Agreement, the relevant representation, covenant or other provision of the Credit Agreement shall prevail over and shall override those contained in this Deed to the extent of such conflict or inconsistency, provided, however, the fact that one agreement addresses a subject matter that is not addressed in the other agreement shall not be deemed to be a conflict or inconsistency.

13.5 This Deed shall be governed by and construed in accordance with the laws of the Province of Quebec and the federal laws of Canada applicable therein.

13.6 The parties hereto confirm that they have requested that this Deed and all related documents be drafted in English. Les parties aux presentes ont exige que le present acte et tous les documents connexes soient rediges en anglais.

WHEREOF ACTE:

DONE AND PASSED at the City of Montreal, Province of Quebec, this Sixth (6th) day of June, two thousand three (2003) and of record in the office of the undersigned Notary under minute number.

AND, after the Company and the Agent had declared that they had taken cognizance of these presents and had exempted the said Notary from reading them, or causing them to be read, the said duly authorized representatives of the Company and the Agent have signed these presents in the presence of the said Notary who has also signed.

                                           WESTCON CANADA SYSTEMS (WCSI)
                                           INC./LES SYSTEMES
                                           WESTCON CANADA (WCSI) INC.


                                    Per:   /s/ Lynn Smurthwaite-Murphy
                                           -------------------------------------
                                           Name:    Lynn Smurthwaite-Murphy
                                           Title:   Director

                                           GENERAL ELECTRIC CAPITAL CANADA INC.


                                    Per:   /S/ Constantine Troulis
                                           -------------------------------------
                                           Name:    Constantine Troulis
                                           Title:   Authorized Representative



                                           /s/ STEPHANIE MARTEL
                                           -------------------------------------
                                           STEPHANIE MARTEL, NOTARY